Exhibit 3.1(bb)(ii)





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                             FIRST AMENDMENT TO
              CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
                                     OF
                  U.S. CHECK EXCHANGE LIMITED PARTNERSHIP

               This Agreement is made and entered into this 1st day of January, 1989, by and between Any Kind Check Cashing Centers, Inc. (the "General Partner"); and Lynn Stratford, National Financial Exchange, Inc., Leland J. Buttle, AMM Development, Inc., and GNS Development Corporation (formerly known as Golf World, Inc.) (the "Limited Partners").

                                  RECITALS
                                  --------
               WHEREAS, by that certain Action By Unanimous Written Consent of the Board of Directors of U.S. Check Exchange, Inc. ("U.S. Check") dated December 31, 1988, U.S. Check transferred all of its assets to Golf World, Inc. ("Golf World"); and

               WHEREAS, by that certain Action By Unanimous Written Consent of the Board of Directors of Golf World, dated
     December 31, 1988, Golf World accepted the assets of U.S. Check;
     and




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               WHEREAS, by that certain action By Unanimous Written
     Consent of the Board of Directors, Golf World transferred the assets of U.S. Check which consisted of the general partnership interest held by Golf World in U.S. Check Exchange Limited Partnership (the "Limited Partnership") to the General Partner; and

               WHEREAS, by that certain Action by Unanimous Written Consent of the Board of Directors of the General Partner dated December 21, 1988, the General Partner accepted the general partnership interest of Golf World in the Limited Partnership; and

               WHEREAS, the Limited Partners wish to consent to the transfer of general partnership interest as required by Section
     18.01 of Article 18 of the Limited Partnership Agreement of the Limited Partnership and to accept the General Partner as a substitute general partner in the Limited Partnership; and

               WHEREAS, the General Partner has agreed to accept and assume all of the terms and provisions of the Certificate and Agreement of Limited Partnership of the Limited Partnership and agrees to act in all respects as a substitute general partner.






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               NOW, THEREFORE, in consideration of the mutual
     covenants and agreements set forth herein the parties agree as follows:

               1. The Limited Partners hereby consent to the transfer of the general partnership interest in the Limited
     Partnership and accept the General Partner as a substitute general partner.

               2. The General Partner hereby agrees to accept, honor and become contractually obligated and bound by all of the terms and provisions of the Certificate and Agreement of Limited
     Partnership of the Limited Partnership and agrees to act in all respects as a substitute general partner.

               3. The parties hereto, desiring to amend the Certificate of Agreement of Limited Partnership in accordance with the requirements of Arizona law, hereby state, pursuant to the provisions of Arizona revised Statutes Section 29-309, as follows:

               a. The name of the Limited Partnership is U.S. Check Exchange Limited Partnership;





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               b.   The Certificate of Limited Partnership of the
     Limited Partnership, dated April 1, 1988, was filed in the Office of the Secretary of the State of Arizona on August 22, 1988, Certificate No. 20008197 (the "Certificate");

               c. Section 1.06 of Article 1 of the Certificate and Agreement of Limited Partnership of the Limited Partnership is hereby amended in its entirety to read as follows:

                    "1.06 'General Partner' shall mean Any Kind
                    Check Cashing Centers, Inc., an Arizona
                    corporation, acting in its capacity as
                    General Partner of the Limited Partnership, or any other person or persons who succeeds him as General Partner pursuant to the provisions of this Agreement."

               d. Article 20 of the Certificate and Agreement of Limited Partnership of the Limited Partnership is hereby amended in its entirety to read as follows:

                                "ARTICLE 20
                               MISCELLANEOUS
                               -------------

                    20.01 Notices.   All notices, requests,
                          -------
                    statements, or other communications required or permitted to be given or furnished hereunder to a Partner shall be in writing and shall be deemed to have been properly given or made if hand-delivered or sent by registered mail, postage prepaid, addressed




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                    to the partner at his address set forth herein, or
                    at such other address or addresses as a Partner may from time to time designate by notice to the General Partner.


                    Any Kind Check Cashing Centers, Inc., an
                    Arizona corporation

                         c/o Mr. George Brimhall
                         10555 East Firestone Blvd.
                         Norwalk, CA 90650

                    GNS Development Corporation, formerly Golf
                    World, Inc.

                         c/o Mr. George Brimhall
                         10555 East Firestone Blvd.
                         Norwalk, CA 90650

                    Mr. Lynn Stratford

                         P.O. Box 1130
                         Cedar Glen, CA  92321

                    National Financial Exchange, Inc.

                         P.O. Box 1130
                         Cedar Glen, CA  92321

                    Leland Buttle

                         10555 East Firestone Blvd.
                         Norwalk, CA 90650

                    AMM Development, Inc.

                         c/o Mr. Thomas Clark
                         280 South Beverly Drive
                         Suite 207
                         Beverly Hills, CA  90212"


               4. Except as amended hereby, all terms and provisions of the Certificate and Agreement of Limited Partnership of the





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     Limited Partnership are confirmed and remain in full force and effect.

               IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Certificate and Agreement of Limited
     Partnership this 1st day of January, 1989.

     GENERAL PARTNER:                   LIMITED PARTNERS:

     ANY KIND CHECK CASHING
       CENTERS, INC.
                                        /s/ Lynn Stratford
                                        -----------------------
                                        LYNN STRATFORD
     BY /s/ George H. Brimhall
       ---------------------------
     ITS Vice President
        --------------------------

                                        NATIONAL FINANCIAL
                                          EXCHANGE, INC.


                                        BY /s/ Lynn Stratford
                                          ---------------------------
                                        ITS President
                                           --------------------------


                                        /s/ Leland Buttle
                                        -----------------------------
                                        LELAND BUTTLE



                                        AMM DEVELOPMENT, INC.


                                        BY /s/ Thomas Clark
                                          ----------------------------
                                        ITS President
                                           ---------------------------





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                                        GNS DEVELOPMENT CORPORATION


                                        BY  /s/ George H. Brimhall
                                          ----------------------------
                                        ITS President
                                           ---------------------------





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